UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2006
The Yankee Candle Company, Inc.

(Exact Name of Company as Specified in Charter)

Massachusetts	001-15023	04 259 1416

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

16 Yankee Candle Way South Deerfield, Massachusetts	01373

(Address of Principal Executive Offices)	(Zip Code)
Company’s telephone number, including area code: (413) 665-8306

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-99.1 Management Incentive Plan for the 2006 Fiscal Year
Ex-99.2 2006 Director Compensation Plan

Item 1.01. Entry into a Material Definitive Agreement.
Management Incentive Plan for the 2006 Fiscal Year
     On February 24, 2006, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of The Yankee Candle Company, Inc. (the “Company”) adopted the Company’s Management Incentive Plan for the 2006 Fiscal Year (the “2006 Plan”). The Company’s internal Salary Committee will administer the 2006 Plan and will determine those employees eligible to participate, which may include the Company’s executive officers. At the beginning of the fiscal year, the Salary Committee (or, with respect to the Company’s executive officers, the Compensation Committee) assigns each participant an incentive award target, expressed as a percentage of the participant’s base salary, based on the participant’s job classification, responsibilities and market practice. The amount of the incentive award target actually paid to a participant will be determined following the end of fiscal 2006, based on three factors:
•	the Company’s diluted earnings per share for fiscal 2006, as compared to the target established by the Compensation Committee;

•	the segment profit of the participant’s assigned business unit (i.e., the Company’s Retail or Wholesale Division), if applicable, as compared to the target established by the Compensation Committee; and

•	an assessment of the participant’s performance with respect to his or her individual performance objectives as established by the Salary Committee (or, with respect to the Company’s executive officers, by the Compensation Committee).
     No bonus is paid under the terms of the Plan if either diluted earnings per share or, with respect to a participant assigned to a business unit, the applicable business unit profitability falls below the minimum thresholds set by the Compensation Committee, regardless of the Company’s or the individual’s performance with respect to the other two factors.
     The 2006 incentive award targets for the Company’s “named executive officers” (as defined under SEC rules) based on 2005 compensation, as a percentage of each such officer’s salary, are:

Incentive Award
Name	Target

Craig W. Rydin	100%
Harlan M. Kent	75%
Bruce Besanko	55%
Stephen Farley	50%
Paul J. Hill	50%
     A copy of the 2006 Plan is filed as an exhibit to this Current Report on Form 8-K and the above summary is qualified by reference to the 2006 Plan.

2006 Director Compensation Plan
     On February 24, 2006, the Compensation Committee approved and adopted the 2006 Director Compensation Plan (the “2006 Director Plan”). Under the 2006 Director Plan, non-employee directors will be paid, subject to the terms of the 2006 Director Plan, (i) a retainer of $30,000 per annum, (ii) a fee equal to $2,250 for each meeting of the Board which the eligible director personally attended, and $1,125 for each meeting of the Board in which the eligible director participated by telephone, and (iii) a fee equal to $1,250 for each committee meeting in which the eligible director participates, if attending in person, and $625 if the eligible director participated by telephone. The Chair of the Audit Committee will receive an additional $4,000 retainer in recognition of such service, while the Chairs of the Compensation and Nominating and Governance Committees will receive $2,000 each.
     In addition to the foregoing cash compensation, the 2006 Director Plan provides for each non-employee director to receive (i) upon initial election, an option to purchase 20,000 shares of the Company’s common stock, and (ii) annually, an option to purchase 1,250 shares of the Company’s common stock for each regularly scheduled Board meeting attended by such director during the previous calendar year, up to a maximum of 5,000 shares per year, provided that the first such grant will not be made until 2007 based on attendance at Board meetings during 2006. Such options will be granted pursuant to a shareholder-approved stock incentive plan of the Company, will have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date immediately preceding the date of grant and will vest as to 25% of the underlying shares on each anniversary of the date of grant.
     The 2006 Director Plan will remain in effect until amended or replaced.
     A copy of the 2006 Director Plan is filed as an exhibit to this Current Report on Form 8-K and the above summary is qualified by reference to the 2006 Director Plan.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

99.1	Management Incentive Plan for the 2006 Fiscal Year
99.2	2006 Director Compensation Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE YANKEE CANDLE COMPANY, INC.
Date: March 2, 2006	By:	/s/ James A. Perley
James A. Perley
Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Management Incentive Plan for the 2006 Fiscal Year.
99.2	2006 Director Compensation Plan